UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
OLD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1539838 (I.R.S. Employer Identification No.)

1 Main Street, Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)
Old National Bancorp 2008 Incentive Compensation Plan
(Full title of the plan)
Jeffrey L. Knight, Esq.
Executive Vice President, Corporate Secretary and Chief Legal Counsel
Old National Bancorp
P.O. Box 718, Evansville, Indiana 47708
(Name and address of agent for service)
(812) 464-1363
(Telephone number, including area code, of agent of service)
Copy to:
Timothy M. Harden
Larry C. Tomlin
Krieg DeVault LLP
One Indiana Square, Suite 2800
Indianapolis, Indiana 46204
(317) 636-4341
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)(2)	share (2)	price (2)	registration fee
Common Stock	5,020,232	15.15	76,031,413	$2,988.04

(1)	Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the adjustment provisions of the Old National Bancorp 2008 Incentive Compensation Plan.

(2)	With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 (the “Securities Act”) on the basis of the average high and low prices for the Company’s Common Stock on July 31, 2008, as quoted on the New York Stock Exchange ($15.15 per share). Pursuant to Rule 429 under the Securities Act, the filing fee does not include the registration fee paid previously in connection with 2,009,441 shares (as adjusted for splits) of common stock that are being carried forward from Registration Statement No. 333-65516.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Old National Bancorp (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement and made a part hereof:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	The Registrant’s quarterly reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008;

(c)	the Registrant’s current reports on Form 8-K, filed on January 30, 2008, March 21, 2008, April 7, 2008, April 28, 2008 and July 28, 2008;

(d)	The description of Registrant’s common stock contained in its Registration Statement on Form S-3, dated June 6, 2008 (incorporated by reference thereto); and

(e)	The description of the Registrant’s Preferred Stock Purchase Rights contained in the registration statements on Form 8-A, filed pursuant to Section 12 of the Exchange Act on March 1, 1990 and March 1, 2000, respectively, including the Rights Agreement, dated March 1, 1990, as amended on February 29, 2000, between Old National Bancorp and Old National Bank, as Trustee.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act) prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.
     The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:
     23-1-37-8 Indemnification of director against liability
     Sec. 8.(a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if;
(1)	the individual’s conduct was in good faith; and

(2)	the individual reasonably believed;
(A)	in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and

(B)	in all other cases, that the individual’s conduct was at least not opposed to its best interests; and
(3)	in the case of any criminal proceeding, the individual either;
(A)	had reasonable cause to believe the individual’s conduct was lawful; or

(B)	had no reasonable cause to believe the individual’s conduct was unlawful.
     (b) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
     23-1-37-9 Mandatory indemnification of director against expense
     Sec. 9. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
     23-1-37-13 Officers, employees or agents; indemnification and advance of expense
     Sec. 13. Unless a corporation’s articles of incorporation provide otherwise:
     (1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;
     (2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and
     (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
     23-1-37-15 Remedy not exclusive of other rights

     Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:
     (1) a corporation’s articles of incorporation or bylaws;
     (2) a resolution of the board of directors or of the shareholders; or
     (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.
     (b) If the articles of incorporation, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.
     (c) This chapter does not limit a corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are being filed as part of this Registration Statement:

Exhibit Number	Document

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2007).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 30, 2007).

4.3	Old National Bancorp 2008 Incentive Compensation Plan.

Exhibit Number	Document

5.1	Opinion of Krieg DeVault LLP.

23.1	Consent of Krieg DeVault LLP (included in Exhibit 5.1).

23.2	Consent of Crowe Chizek and Company LLC.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
* * * * * * * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 5, 2008.

OLD NATIONAL BANCORP
By:	/s/ Robert G. Jones
Robert G. Jones
Director, President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 5, 2008.

/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joan Kissel
Joan Kissel
Senior Vice President and Corporate Controller (Principal Accounting Officer)

Directors: Alan W. Braun, Joseph D. Barnette, Jr., Larry E. Dunigan (Chairman of the Board), Neil C. Ellerbrook, Andrew E. Goebel, Phelps L. Lambert, Arthur H. McElwee, Jr., Marjorie Z. Soyugenc, Kelly N. Stanley, and Charles D. Storms

By:	/s/ Scott J. Evernham
Scott J. Evernham, as Attorney in Fact*

*	Pursuant to authority granted by a power of attorney, a copy of which is filed herewith as Exhibit 24.1.

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2007).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 30, 2007).

4.3	Old National Bancorp 2008 Incentive Compensation Plan.

5.1	Opinion of Krieg DeVault LLP.

23.1	Consent of Krieg DeVault LLP (included in Exhibit 5.1).

23.2	Consent of Crowe Chizek and Company LLC.

23.3	Consent of Pricewaterhouse Coopers LLP.

24.1	Power of Attorney.